                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

                       (Amendment No. __)

Filed by the Registrant    /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/  /     Preliminary Proxy Statement
/  /     Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
/ X /    Definitive Proxy Statement
/  /     Definitive Additional Materials
/  /     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

              ACM Government Opportunity Fund, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X /     No fee required
/  /     Fee computed on table below per Exchange Act Rule 14a-
         6(i)(1) and 0-11.

         (1)  Title of each class of securities to which
         transaction applies:
----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction
         applies:
----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
----------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
----------------------------------------------------------------
         (5)  Total fee paid:
----------------------------------------------------------------
/   /    Fee paid previously with preliminary materials.
/   /    Check box if any part of the fee is offset as provided
         by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

         Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

                     ACM GOVERNMENT OPPORTUNITY FUND, INC.
                          1345 Avenue of the Americas
                            New York, New York 10105
                            Toll Free (800) 221-5672

                                                               February 18, 2000

To the Stockholders of ACM Government Opportunity Fund, Inc. (the "Fund"):

  The accompanying Notice of Meeting and Proxy Statement present proposals to be considered at the Fund's Annual Meeting of Stockholders on March 28, 2000.

  The Board of Directors recommends that you vote FOR the election to the Board of the three current Directors who are standing for re-election (Proposal 1), vote FOR the ratification of the Board's selection of Ernst & Young LLP as the Fund's independent auditors for its 2000 fiscal year (Proposal 2), and vote AGAINST the proposal pursuant to the Fund's charter to convert the Fund to an open-end fund (Proposal 3).

  We welcome your attendance at the Annual Meeting. If you are unable to attend, we encourage you to vote your proxy promptly, in order to spare the Fund additional proxy solicitation expenses. Shareholder Communications Corporation ("SCC"), a professional proxy solicitation firm, has been selected to assist stockholders in the voting process. As the date of the Meeting approaches, if we have not yet received your proxy, you may receive a telephone call from SCC reminding you to exercise your right to vote. If you have any questions regarding the Meeting agenda or how to give your proxy, please call SCC at 1-800-605-7452.

                                          Sincerely yours,

                                          John D. Carifa
                                           Chairman and President

[LOGO OF ALLIANCE CAPITAL]            ACM GOVERNMENT OPPORTUNITY FUND, INC.


-------------------------------------------------------------------------------
             1345 Avenue of the Americas, New York, New York 10105
                           Toll Free (800) 221-5672

-------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                March 28, 2000

To the Stockholders of ACM Government Opportunity Fund, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of ACM Government Opportunity Fund, Inc. (the "Fund") will be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Tuesday, March 28, 2000 at 11:00 a.m., for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated February 18, 2000:

    1.To elect three Directors of the Fund, each to hold office for a term of three years and until his or her successor is duly elected and qualifies;

    2.To ratify the selection of Ernst & Young LLP as independent auditors of the Fund for its fiscal year ending July 31, 2000; and

    3.To vote on a proposal pursuant to the Fund's Charter to convert the Fund to an open-end investment company; and

    4.To transact such other business as may properly come before the Meeting.

  The Board of Directors has fixed the close of business on December 31, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

                                          By Order of the Board of Directors,

                                          Edmund P. Bergan, Jr.
                                           Secretary

New York, New York
February 18, 2000

-------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT
  Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. Your vote is very important no matter how many shares you own. Please mark and mail your proxy promptly in order to save the Fund any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

-------------------------------------------------------------------------------

(R) This registered service mark used under license from the owner, Alliance Capital Management L.P.

                                PROXY STATEMENT

                     ACM GOVERNMENT OPPORTUNITY FUND, INC.

                          1345 Avenue of the Americas
                           New York, New York 10105

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 28, 2000

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ACM Government Opportunity Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Tuesday, March 28, 2000 at 11:00 a.m. The solicitation will be by mail and the cost will be borne by the Fund. The Notice of Meeting, the Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about February 18, 2000.

  The Board of Directors has fixed the close of business on December 31, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof. The outstanding voting shares of the Fund as of December 31, 1999 consisted of 13,071,872 shares of common stock, each share being entitled to one vote. All properly executed and timely received proxies will be voted at the Meeting in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the election of three Directors (Proposal One), for the ratification of the selection of Ernst & Young LLP as the Fund's independent auditors for the fiscal year ending July 31, 2000 (Proposal Two), and against the proposal submitted for consideration pursuant to the Fund's Charter to convert the Fund to an open-end investment company (Proposal Three). Any stockholder may revoke that stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting.

  Properly executed proxies may be returned with instructions to abstain from voting or withhold authority to vote an ("abstention") or represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have the discretionary power to vote). The shares represented by such a proxy with respect to matters to be determined by a plurality or majority of the votes cast on such matters (i.e., Proposals One and Two) will be considered present for purposes of determining the existence of a quorum for the transaction of business, but, not being cast, will have no effect on the outcome of such matters. With respect to Proposal Three, the adoption of which requires the affirmative vote of a specified proportion of Fund shares, an abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the matter. If any proposal, other than Proposals One, Two and Three, properly comes before the Meeting, shares represented by the proxies will be voted on all such proposals in the discretion of the person or persons voting the proxies.

  A quorum for the Fund for the Meeting will consist of the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of the position recommended by the Board of Directors on any proposal described in the Proxy Statement are not timely received, the persons named as proxies may propose and vote for one or more adjournments of the Meeting with no other notice than announcement at the Meeting in order to permit further solicitation of proxies. The Meeting may be adjourned with respect to fewer than all of the proposals in the Proxy Statement, and a stockholder vote may be taken on any one of the proposals prior to any adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote contrary to the position recommended by the Board of Directors on a proposal will be voted against adjournment as to that proposal.

  The Fund has engaged Shareholder Communications Corporation, 17 State Street, New York, New York 10004, to assist the Fund in soliciting proxies for the Meeting. Shareholder Communications Corporation will receive a fee of $20,000 for its solicitation services plus reimbursement of out-of-pocket expenses.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  At the Meeting, three Directors will be elected to serve for terms of three years and until their successors are elected and qualify. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of the persons in Class Three listed below.

  Pursuant to the Charter and By-Laws of the Fund, the Board of Directors has been divided into three classes. The terms of the members in Class Three will expire as of the Meeting, the terms of the members in Class One will expire as of the annual meeting of stockholders for the year 2001, and the term of office of the members in Class Two will expire as of the annual meeting of stockholders for the year 2002. Upon expiration of the terms of the members of a class as set forth above, the terms of their successors in that class will continue until the third annual meeting of stockholders following their election and until their successors are duly elected and qualify. John H. Dobkin, Clifford L. Michel and Donald J. Robinson are currently the members constituting Class One; David H. Dievler, William H. Foulk, Jr. and Dr. James
M. Hester are currently the members constituting Class Two; and John D. Carifa, Ruth Block and Robert C. White are currently the members constituting Class Three.

  Under this classified Board structure, only those Directors in a single class may be replaced in any one year. It would require two years to change a majority of the Board of Directors of a Fund, although Maryland law provides that stockholders may remove Directors under certain circumstances even if they are not then standing for re-election and, under regulations of the Securities and Exchange Commission (the "Commission"), appropriate stockholder proposals may be included in the Fund's annual proxy statement. This classified Board structure, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Fund's stockholders to change the majority of Directors and, thus, have the effect of maintaining the continuity of management.

  At the Meeting, three Directors in Class Three of the Fund, Mr. John D. Carifa, Ms. Ruth Block and Mr. Robert C. White, are standing for re-election. Each nominee has consented to serve as a Director. The Board of Directors knows of no reason why any of these nominees will be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for such substitute nominee as the Board of Directors may recommend.

  Certain information concerning the Fund's Directors, including the nominees for election as Directors, is set forth below. Only the Class Three Directors are standing for election as Directors.

         Name, positions and                                       Number of shares
        offices with the Fund,                                        of the Fund
            age, principal                                           beneficially
          occupations during              Year first   Year term   owned directly or
         the past five years               became a   as Director  indirectly as of
       and other directorships             Director   will expire  December 31, 1999
       -----------------------            ----------  -----------  -----------------
  * John D. Carifa, Chairman of the          1988       2003++              0
    Board, 54. President, Chief                      (Class Three)
    Operating Officer and a Director of
    Alliance Capital Management
    Corporation, the general partner of
    the Adviser ("ACMC"), which he has
    been associated with since prior to
    1995.

**+ Ruth Block, Director, 69. Formerly       1988       2003++              0
    an Executive Vice President and                  (Class Three)
    Chief Insurance Officer of The
    Equitable Life Assurance Society of
    the United States. She is a Director
    of Ecolab Incorporated (specialty
    chemicals) and BP Amoco Corporation
    (oil and gas).

**+ David H. Dievler, Director, 70.          1988        2002             200
    Independent Consultant. Formerly a                (Class Two)
    Senior Vice President of ACMC until
    December 1994.

**+ John H. Dobkin, Director, 58.            1998        2001               0
    President of Historic Hudson Valley               (Class One)
    (historic preservation) since prior
    to 1995. Previously, he was Director
    of the National Academy of Design.

**+ William H. Foulk, Jr., Director, 67.     1998        2002             521
    Investment Adviser and Independent                (Class Two)
    Consultant. He was formerly Senior
    Manager of Barrett Associates, Inc.,
    a registered investment adviser,
    with which he had been associated
    since prior to 1995.

**+ Dr. James M. Hester, Director, 75.       1988        2002             815
    President of The Harry Frank                      (Class Two)
    Guggenheim Foundation, with which he
    has been associated since prior to
    1994. He was formerly President of
    New York University and The New York
    Botanical Garden and Rector of The
    United Nations University.

--------
  * "Interested person," as defined in the Investment Company Act of 1940, as amended (the "Act"), of the Fund because of an affiliation with the Fund's investment adviser, Alliance Capital Management L.P. (the "Adviser").
 ** Member of the Audit Committee.
  + Member of the Nominating Committee.
 ++ If re-elected at the Meeting.

         Name, positions and                                       Number of shares
        offices with the Fund,                                        of the Fund
            age, principal                                           beneficially
          occupations during              Year first   Year term   owned directly or
         the past five years               became a   as Director  indirectly as of
       and other directorships             Director   will expire  December 31, 1999
       -----------------------            ----------  -----------  -----------------
**+ Clifford L. Michel, Director, 60.        1988        2001            1,000
    Member of the law firm of Cahill                  (Class One)
    Gordon & Reindel, with which he has
    been associated since prior to 1995.
    He is President and Chief Executive
    Officer of Wenonah Development
    Company (investments) and a Director
    of Placer Dome, Inc. (mining).

**+ Donald J. Robinson, Director, 65.        1996        2001                0
    Senior Counsel of the law firm of                 (Class One)
    Orrick, Herrington & Sutcliffe since
    January 1995. He was formerly a
    senior partner and a member of the
    Executive Committee of that firm. He
    was also a Trustee of the Museum of
    the City of New York from 1977-1995.

**+ Robert C. White, Director, 79.           1988       2003++               0
    Formerly Assistant Treasurer of Ford             (Class Three)
    Motor Company and, until September
    30, 1994, a Vice President and the
    Chief Financial Officer of the
    Howard Hughes Medical Institute.

--------
  * "Interested person," as defined in the Investment Company Act of 1940, as amended (the "Act"), of the Fund because of an affiliation with the Fund's investment adviser, Alliance Capital Management L.P. (the "Adviser").
 ** Member of the Audit Committee.
  + Member of the Nominating Committee.
 ++ If re-elected at the Meeting.

  The Adviser has instituted a policy applicable to all registered investment companies to which the advisor provides investment advisory services, including the Fund (collectively, the "Alliance Fund Complex"), contemplating that each Director will invest specified minimum amounts and (in most cases) an overall total of at least $150,000 in shares of investment companies within the Alliance Fund Complex.

  During fiscal year ended July 31, 1999, the Board of Directors of the Fund met four times, the Audit Committee met twice for the purposes described below in Proposal Two, and the Nominating Committee did not meet. Both the Audit Committee and the Nominating Committee are standing committees of the Board. The Nominating Committee was constituted for the purpose of selecting and nominating persons to fill any vacancies on the Board of Directors and does not currently consider for nomination candidates proposed by stockholders for election as Directors.

  The Fund does not pay any fees to, or reimburse expenses of, any Director during a term when such Director is considered an "interested person" of the Fund, as defined in the Act. The aggregate compensation paid by the Fund to each of the Directors during the fiscal year ended July 31, 1999, the aggregate compensation paid to each of the Directors during calendar year 1999 by all of the investment companies in the Alliance Fund Complex, and the total number of investment companies (and separate investment portfolios within those companies) in the Alliance Fund Complex with respect to which each of the Directors serves as a director or trustee, are set forth below. Neither the Fund nor any other investment company in the Alliance Fund Complex provides compensation in the form of pension or retirement benefits to any of its directors or trustees.

                                                                                                 Total Number of
                                                                            Total Number      Investment Portfolios
                                                                           of Investment           within the
                                                                          Companies in the        Alliance Fund
                                                                           Alliance Fund       Complex, Including
                              Aggregate                                  Complex, Including         the Fund
                             Compensation         Total Compensation         the Fund,           as to which the
                            from the Fund       from the Alliance Fund    as to which the         Director is a
                          During its Fiscal       Complex, Including   Director is a Director       Director
  Name of Director     Year Ended July 31, 1999 the Fund, During 1999       or a Trustee          or a Trustee
  ----------------     ------------------------ ---------------------- ---------------------- ---------------------
John D. Carifa                  $0                     $0                        50                    103
Ruth Block                      $3,444                 $154,263                  38                     80
David H. Dievler                $3,567                 $210,188                  45                     87
John H. Dobkin                  $3,567                 $206,488                  42                     84
William H. Foulk, Jr.           $3,567                 $246,413                  45                     98
Dr. James M. Hester             $3,567                 $164,138                  39                     81
Clifford L. Michel              $3,567                 $183,388                  39                     83
Donald J. Robinson              $2,833                 $140,813                  41                     92
Robert C. White                 $7,050                 $ 85,000                  10                     10

  As of December 31, 1999, the Directors and officers of the Fund owned less than 1% of the shares of the Fund and the Directors and officers of the Fund as a group owned less than 1% of the shares of the Fund. During the Fund's most recently completed fiscal year, none of the Fund's Directors engaged in a purchase or sale of the securities of the Adviser, or of any of its parents or subsidiaries, in an amount exceeding 1% of the relevant class of outstanding securities.

  Your Board of Directors unanimously recommends that the stockholders vote "FOR" the election of each of the foregoing nominees to serve as a Director of the Fund.

                                 PROPOSAL TWO

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

  The Board of Directors recommends that the stockholders of the Fund ratify the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Fund for its fiscal year ending July 31, 2000. The selection of Ernst & Young LLP was approved by the vote, cast in person, of a majority of the Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund, as defined in the Act, at a meeting held on July 14, 1999. Ernst & Young LLP has audited the accounts of the Fund since the Fund commenced operations and does not have any direct financial interest or any material indirect financial interest in the Fund. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify such selection.

  A representative of Ernst & Young LLP is expected to attend the Meeting and to have the opportunity to make a statement and respond to appropriate questions from the stockholders. The Audit Committee of the Board of Directors normally meets twice during each full fiscal year with representatives of the independent auditors to discuss the scope of the independent auditor's engagement and to review the financial statements of the Fund and the results of their examination thereof.

  Your Board of Directors unanimously recommends that the stockholders vote "FOR" the ratification of the selection of Ernst & Young LLP as independent auditors of the Fund.

                                PROPOSAL THREE

                    PROPOSAL PURSUANT TO THE FUND'S CHARTER

  The Fund's Charter requires that under certain circumstances the Fund submit to the Fund's stockholders at the next annual meeting of stockholders a proposal that the Fund, consistent with the Act as then in effect, amend its Charter to convert the Fund from a closed-end investment company to an open-end investment company. The submission is mandated if such a proposal is duly requested in writing by the holders of 10% or more of the Fund's outstanding shares during a calendar year in which the Fund's shares have traded on the New York Stock Exchange at an average discount from net asset value of more than 10% determined on the basis of the discount as of the end of the last trading day in each week during the twelve weeks preceding the end of such year. These conditions were fulfilled for submission of such a proposal at the Meeting. Accordingly, Proposal Three is to amend the Charter of the Fund by the adoption of the Articles of Amendment set forth in Appendix A hereto to convert the Fund from a closed-end investment company to an open-end investment company and to change the subclassification of the Fund from a closed-end investment company to an open-end investment company. Pursuant to the Fund's Charter, approval of Proposal Three requires the affirmative vote of two-thirds of the Fund's outstanding shares.

  For the reasons discussed below, your Board unanimously recommends that the stockholders vote "AGAINST" Proposal Three.

Description of Proposal Three

  Proposal Three would amend the Fund's Charter to convert the Fund to open-end form. A closed-end fund like the Fund does not issue new shares or redeem shares each day. Instead, the Fund's shares trade freely on the New York Stock Exchange like those of any public company. Supply and demand forces and other factors influence the market prices of your Fund's shares. Just as an industrial company's shares can trade above or below book value, the Fund's shares can trade at levels above their net asset value or below their net asset value. In contrast, an open-end fund's shares are not traded on any stock exchange. Stockholders obtain liquidity by selling their shares back to the fund. By law, as an open-end fund, the Fund would be required to redeem its shares on any business day with no advance notice from stockholders who so request at the then current net asset value of the shares. Thus, shares of an open-end fund are not purchased or sold at a discount or a premium from their net asset value. Payments for redemptions, absent unusual circumstances as permitted by law, would be made by seven days after the Fund's receipt of the redeemed shares and could be made in cash or, at the Fund's option, wholly or partly in portfolio securities selected by the Fund. It is not unusual for temporary redemption fees to be imposed after a closed-end fund converts to open-end form in situations where large redemptions soon after the conversion are anticipated. If amended, the Charter would permit the Board, subject to applicable law, to impose a fee equal to a percentage up to 2% of net asset value upon the redemption or exchange of shares outstanding at the time of the conversion. Such a fee could be imposed for a period of up to twenty-four months after the conversion. The Board of Directors has not yet determined whether to impose a redemption fee, or the rate at which and the period for which a redemption fee might be imposed. The purpose of the redemption fee would be to offset costs and expenses directly related to the redemption of Fund shares, including turnover and other costs to be incurred by the Fund in connection with such redemptions; to reduce the impact of initial redemptions upon the facilities of the Fund and its transfer agent; and to spread out initial redemptions, thus alleviating to an extent the disruptive effects of redemptions on the management of the Fund's portfolio and investors choosing to remain Fund stockholders.

  As discussed in Appendix B hereto, if Proposal Three is approved, conversion of the Fund to an open-end fund would probably take as long as four to six months, and would be effective upon the effectiveness of the Fund's registration statement under the Securities Act of 1933, as amended, allowing the continuous offering of Fund shares. Appendix B also discusses certain tax and other aspects of the conversion if Proposal Three is approved by the stockholders.

  Your Board of Directors urges you to vote "AGAINST" Proposal Three.

  During the last months of 1999, the Fund and a large majority of other U.S. exchange-traded closed-end bond funds experienced abrupt and substantial erosion of their market premiums and/or widening of their market discounts. As the Adviser has advised the Fund's Board of Directors, the Adviser believes that the primary cause of this event has been tax loss selling by stockholders of such funds to reduce their net taxable gains. While such end of year tax loss selling is not unusual, particularly in years such as 1999 when many stock prices have increased substantially, the Adviser believes that this year's selling has been both unusually heavy and abnormally concentrated in closed-end bond funds, with correspondingly pronounced impact on closed-end bond fund market prices. However, the market price deterioration that results from tax loss selling tends to dissipate as such selling abates early in a new calendar year. Such a recovery appears to have begun; the Fund's discount, which had stood at 18.37% on December 24, 1999, has lowered to 8.2% as of the close of business on February 11, 2000.

  In response to these developments, at its January 20, 2000 Regular Meeting, the Fund's Board of Directors considered and approved the Adviser's recommendation that the Board institute a discretionary share repurchase program for the purposes of enhancing stockholder values and reducing the Fund's discount. Under the program as disclosed in the Fund's January 20 press release, repurchases are made at such times and in such amounts as the Fund's management believes will further the foregoing objectives, subject to board review. As of the close of business on February 11, 2000, the Fund had repurchased approximately 3% of its originally outstanding shares.

  In the Board of Directors' view, it is quite understandable that certain large stockholders of the Fund would request a Charter provision proposal at a time when the Fund's discount had abruptly widened. The share repurchase program instituted by the Board of Directors stems from its own concern that stockholder values be preserved. It remains the policy of the Fund's Board of Directors to take such action, including share repurchases and tender offers, as may be appropriate under the circumstances to seek to alleviate market discounts that are not in the best interests of the Fund and its stockholders.

  At the Board's January 20, 2000 Meeting, on the basis of the foregoing considerations, as well as the relative advantages and disadvantages of open-ending the Fund as summarized above, in Appendix C and in the following paragraph, the Board of Directors also concluded that, from the standpoint of the best interests of the Fund and its stockholders, it would be inappropriate to open-end the Fund at this time.

  Based on the experience of other similarly situated closed-end funds that have open-ended in recent years, the Adviser believes that, open-ending the Fund would result in a redemption of, depending upon the circumstances, between approximately one-third and two-thirds of the Fund's outstanding shares within a few months. The one-time costs relating to the conversion of the Fund to open-end form, including printing, mailing and professional costs, are estimated to be at least $175,000 amounting to at least an estimated 17 basis points per share ($.0017). The Fund's per-share expense ratio would also substantially increase, for several reasons. First, those categories of Fund expenses that are more or less fixed notwithstanding fluctuations in the Fund's asset size would be spread over a substantially smaller asset base, proportionally increasing their per-share effect. Second, for the Fund to have any meaningful opportunity of realizing, in open-end form, significant new assets from sales of shares over which Fund expenses would be spread, it would be a practical necessity for the Fund to obtain stockholder approval of the same pricing structure as is utilized by the numerous open-end Alliance Mutual Funds, which involves the offering of multiple classes of shares. The class of shares with the lowest expense ratio, Class A, is subject to an annual distribution (or "Rule 12b-1") fee of .30 of 1% (i.e., 30 basis points). If the stockholders approve Proposal Three, stockholders would receive, in the course of the Fund's open-ending, Class A shares which would be subject to that annual distribution fee, thus increasing the expense ratio for such shares by these 30 basis points. In the event of a decrease in assets of between one-third and two-thirds in connection with open-ending, it is estimated that the Fund's per-share expense ratio for Class A shares, including such an annual distribution fee, would increase from its current level of 125 basis points to between approximately 186 basis points and 229 basis points, an increase of between 48.8% and 83.2%. The difference between these two estimates is based primarily on the spread of administration, custodian, accounting and audit fees over the smaller asset base.

  For the foregoing reasons, the Board of Directors strongly believes that, notwithstanding the benefit which those stockholders who would wish to redeem their shares over the short term would derive from open-ending the Fund, on balance the best interests of the Fund and its stockholders would be substantially disserved by such action.

  Accordingly, your Board of Directors unanimously recommends that the stockholders vote "AGAINST" Proposal Three.

                                 OTHER MATTERS

  Management of the Fund does not know of any matters properly to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other matter properly comes before the Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons voting the proxies.

  According to information filed with the Securities and Exchange Commission, as of December 27, 1999, Aon Corporation, Aon Advisors, Inc., Combined Insurance Company of America and Virginia Surety Company, Inc., each with an address of 123 North Wacker Drive, Chicago, Illinois 60606, beneficially owned an aggregate of 4,350,000 shares, or 34.8%, of the Fund's outstanding common stock.

               INFORMATION AS TO THE FUND'S PRINCIPAL OFFICERS,
                     INVESTMENT ADVISER AND ADMINISTRATOR

  The principal officers of the Fund, their ages and their principal occupations during the past five years are set forth below. Each of the officers listed below also serves as an officer of one or more of the other registered investment companies sponsored by the Adviser.

  John D. Carifa, 54, a Director, Chairman and President of the Fund. (See Proposal One, "Election of Directors," at page 3 for biographical information).

  Wayne D. Lyski, 58, a Senior Vice President of the Fund, is an Executive Vice President of ACMC, with which he has been associated since prior to 1995.

  Kathleen A. Corbet, 39, a Senior Vice President of the Fund, is an Executive Vice President of ACMC, with which she has been associated since prior to 1995.

  Bruce W. Calvert, 53, a Senior Vice President of the Fund, is a Director, Chairman and Chief Executive Officer, and Chief Investment Officer of ACMC, with which he has been associated since prior to 1995.

  Thomas J. Bardong, 54, Vice President of the Fund, is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

  Paul J. DeNoon, 37, Vice President of the Fund, is a Vice President of ACMC, with which he has been associated since prior to 1995.

  Michael Mon, 30, Vice President of the Fund, is a Vice President of ACMC, with which he has been associated since June 1999. Prior thereto he was a Portfolio Manager at Brundage, Story & Rose since 1998. Previously, he was employed as an Assistant Vice President at Mitchell Hutchins Asset Management Inc. since prior to 1995.

  Christian G. Wilson, 30, a Vice President of the Fund, is a Vice President of ACMC, with which he has been associated since prior to 1995.

  Mark D. Gersten, 49, Treasurer and Chief Financial Officer of the Fund, is a Senior Vice President of Alliance Fund Services, Inc. ("AFS"), with which he has been associated since prior to 1995.

  Edmund P. Bergan, Jr., 49, Secretary of the Fund, is a Senior Vice President and the General Counsel of Alliance Fund Distributors, Inc. and AFS, with which he has been associated since prior to 1995.

  The address of the foregoing officers, except Mr. Gersten, is c/o Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105. Mr. Gersten's address is c/o Alliance Fund Services, Inc., 500 Plaza Drive, Secaucus, New Jersey 07074.

  The Fund's investment adviser and administrator is Alliance Capital Management L.P., with principal offices at 1345 Avenue of the Americas, New York, New York 10105.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 30(h) of the Act and the rules under Section 16 of the Securities Exchange Act of 1934 require that the Directors and officers of the Fund and the Directors of ACMC, among others, file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Funds. For the Fund's fiscal year ended July 31, 1999, a report of beneficial ownership on Form 3 on behalf of Michael Mon was inadvertently filed late by the Adviser.

                     SUBMISSION OF PROPOSALS FOR THE NEXT
                        ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Fund must be received by the Fund by October 21, 2000 for inclusion in the Fund's proxy statement and proxy card relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporation Law and must be submitted in accordance with the Fund's then applicable By-laws.

  The persons named as proxies for the 2001 Annual Meeting of Stockholders will with respect to proxies in effect at that meeting have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter by January 4, 2001 (or such earlier date as may be specified by an advance notice provision in the Fund's By-laws). If the Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the Commission.

                            REPORTS TO STOCKHOLDERS

  The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of the Fund's latest annual report to stockholders and, if applicable, such Fund's subsequent semi-annual report to stockholders, upon request and without charge. To request a copy, please call AFS at (800) 227-4618 or write Christina Santiago at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105.

                                          By Order of the Boards of Directors,

                                          Edmund P. Bergan, Jr.
                                           Secretary

February 18, 2000
New York, New York

                                                                     APPENDIX A

                     ACM GOVERNMENT OPPORTUNITY FUND, INC.

                             ARTICLES OF AMENDMENT

  ACM GOVERNMENT OPPORTUNITY FUND, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

  FIRST: Section (1) of Article FIFTH of the charter of the Corporation (the "Charter") is amended to provide as follows:

  (1) The total number of shares of capital stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000), all of which shall be Common Stock having a par value of one cent ($.01) per share and an aggregate par value of Three Million Dollars ($3,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph
(1)(c) of Article SEVENTH hereof, the authorized shares of Common Stock of the Corporation shall be of the same class./1/

  SECOND: The following new Sections (5) through (13), in the order set forth below, are added to Article FIFTH of the Charter immediately following Section
(4) of that Article FIFTH:

  (5) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth or provided for, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption of each other class of the Corporation's stock except as otherwise provided for by the Board of Directors pursuant to paragraph (1)(c) of Article SEVENTH hereof.

  (6) Except as otherwise provided herein, all consideration received by the Corporation for the issuance or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof, shall irrevocably remain attributable to that class for all purposes, subject only to any automatic conversion of one class of stock into another, as hereinafter provided for, and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. The assets belonging to a class shall be charged with the liabilities of the Corporation in respect of such class and with such class' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such class bears to the net asset value of all classes or as otherwise determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class.
--------
(/1/) This revised Section (1) would add the second sentence and delete the phrase "subject to the following provisions:" from the end of the first sentence.

  (7) The assets attributable to all classes of stock shall be invested in the same investment portfolio of the Corporation. Notwithstanding the foregoing provisions of paragraph (6) of this Article FIFTH, the allocation of investment income and losses, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation among the classes of the Corporation's stock shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and losses, realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

  (8) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to each class of stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

  (9) Except as provided below, on each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share entitled to vote thereon standing in his, her or its name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of each class of stock shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that affects only the class of stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") with respect to the class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other classes of stock, but not the class of which they are holders, or with respect to any other matter that does not affect the class of stock of which they are holders.

  (10) In the event of the liquidation or dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders of any class of stock shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the

Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors.

  (11) (a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge, redemption fee or other amount imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the Charter. The Board of Directors may establish procedures for redemption of stock.

  (b) The proceeds of the redemption of a share (including a fractional share) of any class of stock of the Corporation shall be reduced by the amount of any redemption charge or contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share or provided for in the Charter.

  (c) A redemption fee of such percentage as the Board of Directors may specify, not exceeding 2%, of the net asset value of shares of Common Stock when redeemed or exchanged as referred to below shall be imposed with respect to any such shares outstanding immediately prior to this paragraph (c) becoming effective, which during such period immediately thereafter as the Board may specify, not exceeding 24 months, are either redeemed or exchanged for shares of another open-end investment company sponsored by the investment adviser of the Corporation. The proceeds of the aforesaid redemption fee shall be retained by the Corporation. With the approval of the Board of Directors, the aforesaid redemption fee may be reduced or waived, in whole or in part, and any reductions or waivers may vary among the stockholders.

  (d) (i) The term "Minimum Amount" when used herein shall mean two hundred dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed five million dollars ($5,000,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

  (ii) If the net asset value of the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (d), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

  (iii) The notice referred to in paragraph (ii) of this subsection (d) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his or her post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection
(d) shall be an amount equal to the net asset value of such shares, less the amount of any applicable redemption charge or deferred sales charge, redemption fee or other amount payable on such redemptions pursuant to the terms of issuance of such shares or imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the Charter.

  (e) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select, and the method of payment may differ among redeeming stockholders as the Corporation may determine.

  (12) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation or certain shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

  (13) For the purpose of allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) attributable to the assets attributable to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

  (14) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding any right to receive a stock certificate representing fractional shares.

  (15) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

  THIRD: Paragraphs (c), (d) and (e) of Section (1) of Article SEVENTH of the Charter are designated as paragraphs (d), (e) and (f), respectively, and new paragraph (c) to provide as follows is added immediately following paragraph
(b) of that Section (1):

  (c) to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of this Charter shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class;

  FOURTH: The amendment of the Charter as set forth above has been duly advised by the Board of Directors and duly approved by the stockholders of the Corporation.

                                                                     APPENDIX B

                  Certain Other Aspects of the Conversion and
               Subsequent Actions if Proposal Three Is Approved

Tax Matters

  In the opinion of Seward & Kissel LLP, counsel to the Fund, neither the Fund nor its stockholders would realize any gain or loss for tax purposes upon the Fund's conversion to open-end form, and the conversion would not affect a stockholder's holding periods or adjusted tax basis in the stockholder's shares of the Fund. The opinion is based upon the view that the conversion does not, for federal income tax purposes, involve the exchange or disposition of a stockholder's holdings in the Fund or, even if the conversion were deemed to be such an exchange, the exchange would not be a taxable event. A stockholder who redeems shares of the Fund after the conversion would recognize a gain or loss to the extent that the redemption proceeds are greater or less than the stockholder's adjusted tax basis in the shares. The gain or loss would be capital gain or loss if the redeemed shares had been held as a capital asset and would be long-term capital gain or loss if the redeemed shares had been held for more than one year on the date of redemption.

Expenses of the Conversion

  In converting from a closed-end to an open-end investment company, the Fund would incur legal, accounting and other expenses which the Fund estimates would total at least $175,000, representing approximately 0.17% ($.0017) of the Fund's current net asset value. Substantially all of these costs would be incurred by the Fund prior to the effective date of the conversion. These costs include costs associated with the preparation of a registration statement and prospectus as required by federal securities laws (including printing and mailing costs) and the payment of fees under state securities laws.

Matters for Future Consideration by the Board of Directors

  If Proposal Three is approved by the stockholders, it is contemplated that among the matters the Board of Directors would proceed to consider would be fixing the rate and period of application of any redemption fee as authorized by the Articles of Amendment and referred to in the description of Proposal Three. In addition, the Board will likely consider whether to pay for redeemed shares partly or entirely in securities. The Articles of Amendment would also make other changes in the Fund's Articles of Incorporation customary for open-end investment companies of which the Adviser is the investment adviser, including authorization of the Board of Directors to classify unissued shares to establish classes of shares of the Fund with different preferences and rights, such as rights to dividends and distributions, voting and redemptions. If Proposal Three is approved, it is expected that the Board would also proceed to consider the details of the system for the classification and distribution of the Fund's shares, including the approval of an appropriate distribution services agreement between the Fund and a principal underwriter for the Fund. The expectation is that the Board would consider these matters expeditiously.

Matters for Future Consideration by the Stockholders

  If Proposal Three is adopted, certain aspects of the operation of the Fund subsequent to its conversion to open-end form would have to be decided by the Fund's stockholders, and it is to be expected that a special meeting of stockholders would be scheduled for that purpose as soon as practicable. These matters include conforming certain of the Fund's investment policies to the requirements of the Act applicable to open-end investment companies and making changes in the Fund's investment management agreement considered appropriate for an open-end form. Also, for probable consideration would be the adoption of a Rule 12b-1 plan consistent with the system selected by the Board of Directors for future distribution of the Fund's shares. The matters to be considered at the special meeting of stockholders would not involve reconsideration of the decision to convert the Fund to open-end form.

Effectiveness of the Conversion

  The conversion of the Fund to an open-end investment company would be accomplished by the filing of the Articles of Amendment with the State Department of Assessments and Taxation of Maryland and changing the Fund's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company. The Articles of Amendment would not be filed until the Fund's registration statement under the Securities Act of 1933, as amended, covering the offering of shares of the Fund became effective. Preparation of the registration statement would commence shortly after the adoption of Proposal Three, and the statement would be filed as soon as practicable, which should be before the date of the special stockholders meeting. The Articles of Amendment would become effective at the time the conversion is implemented.

                                                                     APPENDIX C

                      Differences Between Closed-End and
                         Open-End Investment Companies

  (a) Acquisition and Disposition of Shares. Closed-end investment companies such as the Fund neither redeem their outstanding shares of stock nor continuously offer new shares for sale, and thus operate with a relatively fixed capitalization. The shares of a closed-end investment company are normally bought and sold subject to applicable brokerage commissions on a national securities exchange at prevailing market prices, which may be equal to, or more or less than their net asset value. In contrast, open-end investment companies, commonly referred to as "mutual funds," issue redeemable shares for which there is no secondary market. The holders of the redeemable shares have the right to surrender them to the mutual fund and receive an amount equal to their then proportionate share of the Fund's net asset value (less any applicable redemption fee or deferred sales charge). Most mutual funds also continuously issue new shares to investors at a price based on the net asset value of the shares at the time of issuance. Regulations adopted by the Commission generally require open-end funds to value their assets on each business day in order to determine the current net asset value at which shares may be redeemed by stockholders or purchased by investors. The net asset values of most open-end funds are published daily by leading financial publications.

  If the Fund were to convert into a mutual fund, investors wishing to acquire shares of the Fund would be able to purchase them most probably either directly from the Fund's principal underwriter or through financial intermediaries. Stockholders desiring to realize the value of their shares would be able to do so by redeeming shares at net asset value less any applicable redemption fee or deferred sales charge. Payment for redemptions would be made within seven days after receipt of a proper request for redemption (in accordance with redemption procedures to be specified in the open-end fund prospectus), except that such payment may be postponed, or the right of redemption suspended, at times (a) when the Exchange is closed for other than weekends and holidays, (b) when trading on the Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the Commission, by order, so permits. The Fund could pay for redeemed shares entirely or partly "in kind" if, in the opinion of the Fund, such a payment would be advisable. In that event, a stockholder would receive portfolio securities held by the Fund and would incur transaction costs in disposing of the securities received. Securities of foreign issuers which might be received could entail risks not typically associated with U.S. securities, including risks of currency fluctuation and risks of volatility and lower liquidity associated with the relatively small and concentrated securities markets in which the Fund invests.

  (b) New York Stock Exchange Listing; State Securities Laws Filings. The Fund's shares are currently listed and traded on the New York Stock Exchange (the "NYSE"). It is believed in some investment circles that a fund listing on a U.S. stock exchange, and, in particular, the NYSE, is an asset, especially in terms of attracting non-U.S. investors. In addition, certain investors, such as pension funds, are restricted as to a portion of their portfolio which can be invested in non-listed securities. Upon conversion to an open-end, the Fund's shares would be immediately delisted from the NYSE. Because the Fund is now listed on the NYSE, it is exempt from state securities regulation. While as an open-end fund, the Fund would not be subject to state investment restrictions, it would be required to make state filings and pay state fees, which are expected to exceed the current annual cost of NYSE listing. Any increased cost or net savings to the Fund because of these different expenses is not expected to materially affect the Fund's expense ratio.

  (c) Elimination of Discount and Preclusion of Premium. The fact that stockholders who wish to realize the value of their shares will be able to do so by redemption will eliminate any market discount from net asset value (less the applicable redemption fee). It will also eliminate any possibility that the Fund's shares will trade at a premium over net asset value. If Proposal Three is approved by the stockholders, the discount may be reduced prior to the date of any conversion to the extent purchasers of shares in the open market are willing to accept less of a discount in anticipation of a prospective open-ending.

  (d) Expenses; Potential Net Redemptions. As indicated in the discussion of Proposal Three and in Appendix B, the Adviser believes that open-ending will result in immediate, substantial redemptions and, hence, a marked reduction in the size of the Fund, although it is possible that this result eventually over a period of time could be offset by new sales of shares and reinvestment of dividends and capital gains distributions in shares of the Fund. Consequences of an asset base of decreased size on the Fund's expenses ratio are referred to in the discussion of Proposal Three.

  (e) Capital Gains. The treatment of capital gains required under U.S. tax law can be very onerous to non-redeeming stockholders in the event of the Fund's conversion to an open-end fund. To raise cash to satisfy redeeming stockholders, the Fund would be required to sell portfolio securities to satisfy redemption requests. If the Fund's basis in the portfolio securities sold is less than the sale price obtained, net capital gain may be realized. U.S. tax law imposes both an income tax and an excise tax on net capital gain realized by closed-end and open-end funds unless the fund distributes net capital gain to all stockholders, in which case the stockholders would be subject to tax on such gain. In the event of the Fund's conversion to an open-end fund, two negative results may occur: first, because the Fund would sell securities, non-redeeming stockholders would recognize a greater amount of capital gain than would be the case if the Fund held such securities; and, second, to make the capital gains distribution necessary to avoid capital gain recognition by the Fund, the Fund would probably need to sell additional portfolio securities, thereby reducing further the size of the Fund and, possibly, creating additional capital gain. The discussion of Proposal Three includes an estimate of the magnitude of such capital gains.

  (f) Underwriting Costs; Rule 12b-1 Distribution Plan. If the Fund converts to open-end status it will need to sell new shares to offset redemptions; otherwise redemptions will cause the Fund to become a diminishing asset. A principal underwriter will be needed for selling new shares. There can be no assurance that sufficient new sales can be generated to offset redemptions. The cost of the underwriting would be paid either by purchasers (in the case of a front-end sales charge) or by stockholders (in the case of a Rule 12b-1 distribution plan). Redemption fees may be payable upon redemption of both current and newly-issued shares. In addition, contingent deferred sales charges may also be payable upon redemption of newly-issued shares. In any case, a selling effort is likely to result in increased costs to the Fund. An open-end investment company, unlike a closed-end investment company, is permitted to finance the distribution of its shares by adopting a plan of distribution pursuant to Rule 12b-1 under the 1940 Act. If the Fund is converted to open-end form, it is contemplated the Fund will adopt a distribution plan pursuant to Rule 12b-1 in order to reimburse its principal underwriter for costs incurred in distributing Fund shares. It is expected that it would be proposed at the special meeting of stockholders that the Rule 12b-1 distribution plan apply to the Fund's shares outstanding at the time of the conversion.

  (g) Portfolio Management. Unlike open-end funds, closed-end investment companies are not subject to pressures to sell portfolio securities at disadvantageous times in order to meet net redemptions. Open-end funds maintain adequate reserves of cash or cash equivalents in order to meet net redemptions as they arise. Because closed-end investment companies do not have to meet redemptions, their cash reserves can be substantial or minimal, depending primarily on management's perception of market conditions and on decisions to use fund assets to repurchase shares. The larger reserves of cash or cash equivalents required to operate prudently as an open-end fund when net redemptions are anticipated would reduce the Fund's investment flexibility and the scope of its investment opportunities. The Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or cash equivalents, resulting in an increase in transaction costs and portfolio turnover. Comparatively large net purchases of open-end fund shares often occur around market highs and net redemptions around market lows, inopportune times to invest or liquidate portfolio positions, respectively. In a falling market, the result may be that the more liquid securities in the Fund's portfolio would be sold first, leaving the open-end fund with less-liquid securities not as well suited to meeting future redemptions or changes in investment strategy.

  (h) Voting Rights. If the Fund converts to open-end form, opportunities for stockholders to vote on particular issues may be less frequent. As discussed in the proxy statement, it is contemplated that at a future date the stockholders will be asked to take action which will eliminate the need for the Fund to elect directors each year. If the stockholders so act, the Fund intends to hold a meeting of stockholders only when stockholder approvals are necessary under the Act or Maryland law. Under the Act, the Fund would be required to hold a stockholders meeting, for example, if the number of Directors elected by the stockholders was less than a majority of the total number of Directors, or if a change were sought in a fundamental investment policy of the Fund or in the advisory agreement of the Fund. Under Maryland law and the Fund's By-laws, a special meeting of stockholders is required to be called upon request of the stockholders only when requested in writing by stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the special meeting.

  Stockholders will generally continue to have one vote on each matter submitted to a vote of stockholders if the Fund converts to open-end form. Under Maryland law and the Articles of Amendment, the Board of Directors would have the authority to increase the number of shares of any class, to reclassify unissued shares and to authorize the issuance of additional classes of stock, in each case without the consent of stockholders. If the Board of Directors approved a "multiple distribution system," as discussed in this proxy statement, involving the issuance of classes of shares bearing different expenses specifically related to the distribution of shares of each class, the classes would have the same voting rights except that each class would vote separately as a class with respect to aspects of the distribution plan of the Fund and other matters that affect each class differently.

  (i) Illiquid Securities. An open-end investment company is subject to the 1940 Act requirement that no more than 15% of its net assets may be invested in securities that are not readily marketable. The Fund is currently subject to a limitation on such "illiquid securities" of 20% of its total assets. If the Fund is converted to an open-end form, it will be limited to no more than 15% in illiquid securities.

  (j) Senior Securities and Borrowings. The 1940 Act prohibits open-end funds from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is an asset coverage of at least 300% for all borrowings. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. In addition, closed-end investment companies may issue preferred stock, whereas open-end investment companies may not issue preferred stock. This greater ability to issue senior securities may give closed-end investment companies more flexibility than open-end funds in "leveraging" their investments. At present, a fundamental investment policy of the Fund prohibits borrowing except that the Fund may borrow from a bank or other entity in a privately arranged transaction or issue commercial paper, bonds, debentures or notes, in series or otherwise, with such interest rates, conversion rights and other terms and provisions as are determined by the Board if after such borrowing or issuance the 300% asset coverage test is met, and the Fund may also borrow for temporary purposes in an amount not exceeding 5% of the value of the Fund's total assets. A change in this fundamental policy to conform with the Act would be placed before the Fund's stockholders at the envisioned future special stockholders meeting if Proposal Three is approved.

  (k) Stockholder Services. Various services are sometimes made available to stockholders of open-end funds and not to closed-end fund stockholders. These services may include participation in an exchange privilege that allows stockholders to exchange their shares for shares of the same class of other mutual funds advised by the same adviser, the use of the fund for retirement plans, and permitting stockholders to effect exchange and redemption transactions by telephone. The cost of such services is normally borne by the fund rather than by individual stockholders. No decision has been made as to what, if any, such services would be made available to stockholders of the Fund if Proposal Three is approved.

  (l) Dividend Reinvestment Plan. It is expected that as an open-end fund, the Fund would continue to provide the opportunity for stockholders to receive income dividends and capital gains distributions in cash or, at no charge to stockholders, in shares of the Fund. Such reinvestments in shares would be made, however, at net asset value, rather than, as is currently the case, at market value (if Fund shares are trading at a discount from net asset value) or at the greater of net asset value or 95% of market value (if Fund shares are trading at or above net asset value).

  (m) Minimum Investments and Involuntary Redemptions. If the Fund is converted to open-end form, in order to reduce the administrative burdens incurred in monitoring numerous small accounts, it is expected that the Fund would adopt requirements that an initial investment in Fund shares equal at least $250 and that any subsequent investment (other than upon the reinvestment of dividends or distributions) be in a minimum amount of $50. The Articles of Amendment would authorize the Fund to redeem all the shares of any stockholder the value of whose account has remained below $200 (or such other amount as may be determined by the Board) for at least 90 days. Stockholders would receive prior written notice to increase the account value before the account was closed. The Fund would be permitted to waive or reduce these minimums for certain retirement plans or custodial accounts for the benefit of minors. The minimum initial investment requirement would not apply to stockholders holding shares at the time of conversion.

  (n) Stock Certificates. If Proposal Three is approved, each certificate representing shares of the Fund as a closed-end investment company will automatically represent the same number of shares of the Fund as an open-end investment company. Each stockholder at the time of conversion will have the right to exchange the stockholder's old certificates for new certificates as an open-end fund or to surrender the certificates and have the shares maintained in book-entry form by the Fund's transfer agent.

TABLE OF CONTENTS                                                         Page
------------------------------------------------------------------------------
Introduction.............................................................    1
Proposal One: Election of Directors......................................    2
Proposal Two: Ratification of Selection of Independent Auditors..........    5
Proposal Three: Proposal Pursuant to the Fund's Charter..................    6
  Description of Proposal Three..........................................    6
  Your Board of Directors Urges You to Vote AGAINST Proposal Three.......    7
Other Matters............................................................    8
Information as to the Fund's Principal Officers, Investment Adviser and
 Administrator...........................................................    9
Submission of Proposals for the Next Annual Meeting of Stockholders......   10
Reports to Stockholders..................................................   10
Appendix A (Articles of Amendment).......................................  A-1
Appendix B (Certain Other Aspects of the Conversion and Subsequent
 Actions if Proposal Three is Approved)..................................  B-1
Appendix C (Differences Between Closed-End and Open-End Investment
 Companies)..............................................................  C-1



                     ACM Government Opportunity Fund, Inc.





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                          [LOGO OF ALLIANCE CAPITAL]

                       Alliance Capital Management L.P.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT MARCH 28, 2000

PROXY         ACM GOVERNMENT OPPORTUNITY FUND, INC.         PROXY

         PROXY IN CONNECTION WITH THE ANNUAL MEETING OF
            STOCKHOLDERS TO BE HELD ON MARCH 28, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                 OF DIRECTORS OF THE CORPORATION

The undersigned stockholder of ACM Government Opportunity Fund, Inc., a Maryland corporation (the "Corporation"), hereby instructs each of Carol H. Rappa and Christina Santiago, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m., Eastern Time, on March 28, 2000 at the offices of the Corporation, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at such Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE AS REGARDS A PARTICULAR PROPOSAL OR OTHER MATTERS, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF THE NOMINEES REFERRED TO IN PROPOSAL ONE AS DIRECTORS, "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE CORPORATION (PROPOSAL TWO), "AGAINST" THE PROPOSAL (PROPOSAL THREE) PURSUANT TO THE CORPORATION'S CHARTER TO CONVERT THE CORPORATION TO AN OPEN-END INVESTMENT COMPANY AS DESCRIBED IN THE PROXY STATEMENT, "FOR" ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING WITH RESPECT TO ANY PROPOSAL DESCRIBED IN THE PROXY STATEMENT IN THE EVENT THAT SUFFICIENT VOTES IN FAVOR OF THE POSITION ON SUCH PROPOSAL RECOMMENDED BY THE BOARD OF DIRECTORS ARE NOT TIMELY RECEIVED, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

             Please refer to the Proxy Statement for
             a discussion of each of the Proposals.

      PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF
 AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

              ACM GOVERNMENT OPPORTUNITY FUND, INC.


                                    Please mark votes as in this example: /X/
1.  Election of Directors               FOR ALL                      FOR ALL
                                        NOMINEES      WITHHOLD       EXCEPT
                                        /      /        /      /     /     /
    Class Three Directors
    (term expires 2003):

      John D. Carifa                NOTE: If you do not wish your shares
      Ruth Block                    voted "FOR" any particular Nominee, mark
      Robert C. White               the "For All Except" box and strike a
                                    line through the name(s) of the
                                    Nominee(s).  Your shares will be voted
                                    for the remaining Nominees(s).

    Your Board of Directors urges
    you to vote "FOR" the election
    of all Nominees.

2.  Ratification of the selection of     FOR         AGAINST      ABSTAIN
    Ernst & Young LLP as the             /     /     /     /      /     /
    independent auditors for the
    Corporation for the fiscal year
    ending July 31, 2000.

    Your Board of Directors urges
    you to vote "FOR" Proposal Two.

3.  To approve a proposal                FOR         AGAINST      ABSTAIN
    (Proposal Three) pursuant            /     /     /     /      /     /
    to the Corporation's Charter
    to convert the Corporation to an
    open-end investment company.

    Your Board of Directors urges
    you to vote "AGAINST" Proposal
    Three.

4.  In their discretion upon any
    other matters that may properly
    come before the Annual Meeting
    or any postponement or
    adjournment thereof, as
    described in the Proxy
    Statement.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /  /

                                      NOTE:  Please sign this
                                      proxy exactly as your
                                      name(s) appear(s) on the
                                      books of the Corporation.
                                      Joint owners should each
                                      sign personally.  Trustees
                                      and other fiduciaries
                                      should indicate the
                                      capacity in which they
                                      sign, and where more than
                                      one name appears, a
                                      majority must sign.  If a
                                      corporation, the signature
                                      should be that of an
                                      authorized officer who
                                      should state his or her
                                      title.

                                       ______________________________________
                                       (Signature of Stockholder)

                                       ______________________________________
                                       (Signature of joint owner, if any)

                                       Dated _______________, 2000

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